Calculation of Filing Fee Tables
S-8
HOVNANIAN ENTERPRISES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, together with associated Preferred Stock Purchase Rights	Other	100,000	$ 108.26	$ 10,826,000.00	0.0001381	$ 1,495.07
Total Offering Amounts:						$ 10,826,000.00		$ 1,495.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,495.07
Offering Note
[1]	(1) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Class A common stock, par value $0.01 per share ("Class A Common Stock"), of Hovnanian Enterprises, Inc. (the "Company") reported on the New York Stock Exchange on May 26, 2026. There is no established public trading market for the Company's Class B common stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and, in order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. (2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares which may be offered and issued under the Fourth Amended and Restated 2020 Hovnanian Enterprises, Inc. Stock Incentive Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions. (3) The registration statement covers a maximum aggregate of 100,000 shares of Class A Common Stock and Class B Common Stock of the Company approved for issuance under the Plan. (4) Each share of Common Stock includes an associated preferred stock purchase right ("Preferred Stock Purchase Right'). Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources